CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 12, 2020 relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the year ended September 30, 2020 of AMG Boston Common Global Impact Fund (formerly AMG Managers Brandywine Fund) and AMG Veritas Global Real Return Fund (formerly AMG Managers Brandywine Blue Fund); and of our reports dated December 23, 2020 relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the year ended October 31, 2020 of AMG River Road Large Cap Value Select Fund (formerly AMG FQ Long-Short Equity Fund), AMG Veritas China Fund (formerly AMG Managers Emerging Opportunities Fund) and AMG Veritas Global Focus Fund (formerly AMG FQ Tax-Managed U.S. Equity Fund), five of the funds constituting AMG Funds I. We also consent to the references to us under the headings “Financial Statements”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 21, 2021